MHR FUND MANAGEMENT LLC

By: /s/ Mark Rachesky, M.D.
    __________________
Name:  Mark Rachesky, M.D.
Title: Managing Member

Address: 40 West 57th Street, 24th Floor
         New York, NY  10019